EXHIBIT 5.1

OPINION OF COUNSEL

GOLDFARB SELIGMAN & CO.
Electra Tower
98 Yigal Alon Street
Tel Aviv 67891, Israel

November 12, 2012

Cellcom Israel Ltd.
10 Hagavish Street
Netanya 42140
Israel

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of Cellcom Israel Ltd. (the “Company”), relating to 3,400,000 of the Company’s Ordinary Shares, par value NIS 0.01 per share (the “Shares”), issuable upon the exercise or conversion of awards granted or to be granted under the Company’s 2006 Share Incentive Plan, as amended (the “Plan”).

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

In connection with this opinion, we have examined such corporate records, other documents and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and, as to matters of fact, the accuracy of all statements and representations made by officers of the Company.  We have also assumed that each individual grant under the Plan that will be made after the date hereof will be duly authorized by all necessary corporate action.
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Based on the foregoing and subject to the qualifications stated herein, we advise you that in our opinion, the Shares, when issued upon the exercise or conversion of awards in accordance with the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect this opinion.

We hereby consent to the filing of this opinion as part of the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Goldfarb Seligman & Co.
Goldfarb Seligman & Co.